EXHIBIT 99.1

Cosmos Health Reports Third Quarter 2022 Financial Results

CHICAGO, November 15, 2022 (GLOBE NEWSWIRE) – Cosmos Holdings (d/b/a Cosmos Health, Inc.) (“the Company”) (Nasdaq: COSM), a global healthcare group with proprietary lines of nutraceuticals and distributor of pharmaceuticals, branded generics, OTC medications and medical devices, today provided a business update and reported financial results for the third quarter and nine months ended September 30, 2022.

Third Quarter 2022 Financial Highlights

•	Revenues were $12.0M versus $13.6M in 3Q21. The decline in consolidated revenues was largely due to the high variation in FX differences between EUR and GBP to USD.
•	Gross Margins were 14.8% versus 17.3% in 3Q21, due to the increase in the distribution business, which carries lower gross margins.
•	Operating Expenses were $2.1M versus $3.3M in 3Q21 a significant decrease of 34.7%, reflecting efficient expense management.
•	Adjusted EBITDA was $0.5M versus $1.2M in 3Q21.

Recent Business Highlights

•	Closed $7.5M capital raise via public offering of 62,500,000 shares of common stock (or common stock equivalents) and 125,000,000 common warrants, at a combined price of $0.12 per unit. Greg Siokas, Chief Executive Officer of Cosmos Health, participated in the capital raise with $1.5M for 12,500,000 units.

•	Entered into an agreement to replace its previously structured warrants with new vanilla warrants. The existing holders of Warrants issued as of February 28, 2022 exchanged their warrants for new warrants to purchase an aggregate of 21,238,254 shares of Common Stock.

•	Announced an exclusive agreement to market and distribute Nickelodeon’s SpongeBob and PAW Patrol kids’ vitamins in Greece and Cyprus, aiming to reach out 11,000 pharmacies and 120 wholesalers in Greece and 780 pharmacies in Cyprus.

•	Executed a letter of intent for a strategic co-venture agreement with Smart for Life (SMLF) to cross market products and services in their reciprocal markets. It is considered to be a large mutual beneficial opportunity for both companies with the primary distinction being the respective markets, with Cosmos serving the EU and UK markets and Smart for Life serving the North American markets.

•	Entered into a letter of intent agreement to wholly acquire ZipDoctor Inc., a direct-to-consumer subscription-based telemedicine platform, that expects to provide its customers affordable, unlimited, 24/7 access to board certified physicians and licensed mental and behavioral health counselors and therapists.

•	Entered into an agreement with Virax Biolabs (VRAX), to become the distributor of Monkeypox Virus Real-Time PCR Detection Kits, having the exclusive distribution rights for Greece and Cyprus, with the opportunity to distribute the test kits across Europe on a non-exclusive basis.

•	Entered into an exclusive agreement with Mediprovita GbR. Mediprovita will begin selling its Sky Premium Life SPL products in Germany and Austria beginning in the Fourth Quarter. The initial order for 20 SKUs will be sold through Amazon, eBay, and Mediprovita’s own ecommerce website. The Company expects to extend its relationship with Mediprovita in the near future to include the distribution of 70 SKU’s.

•	SkyPharm officially launched its first Sky Premium Life products on Amazon in the United States. Cosmos targets having all 85 SKUs listed on Amazon by year end.

•	Entered into a binding letter of intent to acquire Pharmaceutical Laboratories CANA S.A., a Greek pharmaceutical company that manufactures, sells, distributes, and markets original branded products researched and developed by leading global pharmaceutical and healthcare companies.

•	Entered into an agreement to acquire LIFE NLB, Ltd.’s product portfolio, including Bone-Vio® and Bone-X, related to bone health targeting the human gastrointestinal microbiome.

Management Commentary

Greg Siokas, Chief Executive Officer of Cosmos Health, stated, “The slight decrease in our Consolidated Revenue reported in USD was mainly due to the high variation in FX differences of EUR and GBP to USD. In local currencies, we managed to increase our revenue in the third quarter of 2022 to €11.9 million and £23.2 thousand compared to €11.5 million and £17.8 thousand versus similar period last year, respectively, which is an overall increase of almost 7.5%.

In recent months we have made significant progress in our efforts to grow our various businesses. Our nutraceuticals segment is our strongest growth engine. The global nutraceuticals market was valued at $455B in 2021 and is expected to reach $988B by 2030, a CAGR of 9%, driven by the growing demand for dietary supplements and functional foods. In addition, the COVID-19 pandemic has paved the way for nutraceuticals to build a strong presence in the global market. Our Sky Premium Life (SPL) brand continues to be received well by the market. In recent months we also launched our SPL products on Amazon Singapore and on Amazon United States and Amazon Canada. In addition, we are in the midst of finalizing agreements with various partners to distribute our nutraceutical products in North America and Europe. These new markets provide untapped growth opportunities and new audiences for our proprietary SPL brand.

In April, we launched our premium line of nutritional supplements, Mediterranation. The Mediterranation line uses organic herbs and plant extracts such as crataegus, hibiscus, dittany of Crete, oregano, mastic and kritamos, found in specific regions in Greece and the Mediterranean. The initial reaction from our distributors and consumers has been very positive and we expect to see increasing order flow.

The Cosmos Health brand marks a new chapter in the Company’s evolution and better reflects our commitment towards a leading, highly scalable and innovative global healthcare group based on our R&D partnerships, fully licensed production facilities and fast deployment to distribution channels. This is in alignment with the Company’s recent announcements about our R&D partnership with CloudPharm as we execute on our goal of becoming a leading global healthcare group.

Our health care distribution and OTC pharmaceuticals businesses continue to remain solid, providing Cosmos with stable cash flow generation. We have entered an agreement with Virax Biolabs to become the distributor of Monkeypox Virus Real-Time PCR Detection Kits, having the exclusive distribution rights for Greece and Cyprus, with the opportunity to distribute the test kits across Europe on a non-exclusive basis.

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To achieve our growth objectives, in October we successfully completed a capital raise totaling $7.5M. We had great participation from seasoned investors. I was happy to participate in the financing in the amount of $1.5M, as I see first-hand the exciting opportunities that lie ahead for Cosmos. In addition, we replaced our previously structured warrants with plain vanilla warrants, which will provide us with more financial flexibility going forward. As a management team, we continue to be believers in the Company and view it as an undervalued investment.”

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in $)	2022	2021	2022	2021
GAAP - Figures
REVENUE	$12,016,098	$13,595,418	$38,296,402	$40,061,419
GROSS PROFIT	$1,783,897	$2,345,570	$5,521,701	$5,383,748
TOTAL OPERATING EXPENSES	(2,128,009)	(3,260,121)	(5,697,925)	(9,405,868)
INCOME (LOSS) FROM OPERATIONS	$(344,112)	$(914,551)	$(176,224)	$(4,022,120)
NET INCOME (LOSS)	$(1,972,775)	$(1,936,543)	$(3,010,684)	$(6,489,502)
Non-GAAP Figures (*)
ADJUSTED EBITDA	$494,148	$1,224,570	$1,561,984	$1,627,935
ADJUSTED NET INCOME (LOSS)	$(365,863)	$385,727	$(453,249)	$(623,932)

(*) See “Definitions of Non-GAAP Measures” and “Reconciliation of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Definitions of Non-GAAP Measures

We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to Revenue, Income (Loss) from Operations and Net Income (Loss) under GAAP, we use: EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss). We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Our calculation of these non-GAAP financial measures may differ from similarly titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP

Adjusted EBITDA

We define Adjusted EBITDA as Income (Loss) before Income Taxes, excluding (i) depreciation and amortization expense, (ii) interest income / (expense), net, (iii) non-cash interest expense, (iv) non-recurring and extraordinary items (v) other income (expense), net, (vi) gain (loss) on equity investments, net, (vii) gain on extinguishment of debt, (viii) change in fair value of derivative liability and (ix) foreign currency transaction, net.

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We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and non-recurring and extraordinary

Items.

Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

Adjusted Net Income (Loss)

We define Adjusted Net Income (Loss) as Adjusted EBITDA (see above) excluding (i) benefit from (provision for) income taxes, (ii) interest expense, net and adding (iii) interest income.

Adjusted Net Income has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA & Adjusted Net Income (Loss)

The following table presents reconciliations of Adjusted EBITDA & Adjusted Net Income (Loss) to the most directly comparable GAAP financial measure for each of the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in $)	2022	2021	2022	2021
INCOME (LOSS) BEFORE INCOME TAXES	$(1,574,709)	$(1,767,982)	$(2,537,388)	$(6,420,350)
Adjustments (add back):
Depreciation and amortization expense	112,879	108,192	334,349	323,678
Interest income / (expense), net	461,945	670,282	1,541,937	2,182,715
Non-cash interest expense	295,846	353,303	772,180	492,391
EBITDA	$(704,039)	$(636,205)	$111,078	$(3,421,566)
Non-recurring and extraordinary items	722,261	41,302	1,376,638	179,300
Stock based compensation	3,120	1,989,626	27,221	5,147,077
Other income (expense), net	5,431	122,477	60,558	340,103
Gain (loss) on equity investments, net	(359)	(38)	(415)	(317)
Gain on extinguishment of debt	-	(350,008)	(1,004,124)	(795,644)
Change in fair value of derivative liability	(628)	(125,621)	6,627	(213,490)
Foreign currency transaction, net	468,362	183,036	984,401	392,472
ADJUSTED EBITDA	$494,148	$1,224,570	$1,561,984	$1,627,935
Provision for income taxes	(398,066)	(168,561)	(473,296)	(69,152)
ADJUSTED NET INCOME	$(365,863)	$385,727	$(453,249)	$(623,932)

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About Cosmos Health, Inc.

Cosmos Holdings Inc. d/b/a Cosmos Health Inc. (Nasdaq: COSM) is a global healthcare group that was incorporated in 2009 and is headquartered in Chicago, Illinois. Cosmos Health is engaged in the nutraceuticals sector through its own proprietary lines of products “Sky Premium Life” and “Mediterranation.” Additionally, the Company is operating in the pharmaceutical sector through the provision of a broad line of branded generics and OTC medications and is involved in the healthcare distribution sector through its subsidiaries in Greece and UK serving retail pharmacies and wholesale distributors. Cosmos Health is strategically focused on the R&D of novel patented nutraceuticals (IP) and specialized root extracts as well as on the R&D of proprietary complex generics and innovative OTC products. Cosmos has developed a global distribution platform and is currently expanding throughout Europe, Asia, and North America. Cosmos Health has offices and distribution centers in Thessaloniki and Athens, Greece and Harlow, UK. More information is available at www.cosmosholdingsinc.com and www.skypremiumlife.com.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could”, are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of both the COVID-19 pandemic and the war in Ukraine on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Lytham Partners, LLC

Ben Shamsian

Email: shamsian@lythampartners.com

Tel: 646-829-9701

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